UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2005

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 202, 103 Foulk Road, Wilmington, Delaware 19803

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(302) 656-1950

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2005, Shiloh Industries, Inc. (the “Company”) entered into an Amended and Restated Credit and Security Agreement (the “Agreement”) with a syndication of lenders led by LaSalle Bank National Association as lead arranger and administrative agent, National City Bank and KeyBank National Association as co-syndication agents and Citizens Bank of Pennsylvania and U.S. Bank National Association as co-documentation agents. The Agreement, among other things, provides the Company with a borrowing capacity of $175,000,000 in the form of a five-year $125,000,000 revolving credit facility and a five-year $50,000,000 term loan, both maturing in January 2010.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.: 10.1

Amended and Restated Credit and Security Agreement, dated January 18, 2005, among Shiloh Industries, Inc., the other loan parties thereto, LaSalle Bank National Association as lead arranger and administrative agent, National City Bank and KeyBank National Association as co-syndication agents and Citizens Bank of Pennsylvania and U.S. Bank National Association as co-documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005	SHILOH INDUSTRIES, INC.

	By:	/s/ Stephen E. Graham
	Name:	Stephen E. Graham
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Credit and Security Agreement, dated January 18, 2005, among Shiloh Industries, Inc., the other loan parties thereto, LaSalle Bank National Association as lead arranger and administrative agent, National City Bank and KeyBank National Association as co-syndication agents and Citizens Bank of Pennsylvania and U.S. Bank National Association as co-documentation agents.